                                                                   EXHIBIT 1 (h)
                          SHORT-TERM INVESTMENTS CO.

                           CERTIFICATE OF CORRECTION

     SHORT TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: This Certificate of Correction is being filed to correct the Articles of Amendment of the Corporation which were filed with the State of Maryland on November 6, 1995.

     SECOND: The provision of the Articles of Amendment of the Corporation that is being corrected originally read as follows:

     FIRST: In Article FIFTH, Section(a) of the Corporation's charter (the"Charter"), the ten billion (10,000,000,000) shares of Liquid Assets Portfolio shall be redesignated as Liquid Assets Portfolio - Institutional Shares.

     THIRD: The foregoing provision of the Articles of Amendment of the Corporation is hereby corrected to read as follows:

     FIRST: In Article FIFTH, Section(a) of the Corporation's charter (the"Charter"), the ten billion (10,000,000,000) shares of Liquid Assets Portfolio shall be redesignated as Liquid Assets Portfolio - Institutional Class.

     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused this Certificate of Correction to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 26, 1996.



                                    SHORT-TERM INVESTMENTS CO.


Witness:


/s/ DAVID L. KITE                   /s/ ROBERT H. GRAHAM
---------------------               -------------------------
Assistant Secretary                 President

                                       2